UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

THE DOW CHEMICAL COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 Commission File Number	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan (Address of principal executive offices)	48674 (Zip code)

(989) 636-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2009, The Dow Chemical Company (the “Company”) announced that it had settled litigation initiated by Rohm and Haas Company (“Rohm and Haas”) against the Company on January 26, 2009 relating to the Company’s agreement to acquire Rohm and Haas pursuant to an Agreement and Plan of Merger dated as of July 10, 2008 (the “Merger Agreement”) through a merger (the “Merger”).  In connection with the settlement, on March 9, 2009, the Company entered  into the following agreements:

•	a Commitment to Close with Rohm and Haas (the “Commitment to Close”); and

•
an Investment Agreement with certain trusts for the benefit of charitable beneficiaries and certain Haas family members (the “Haas Family Trusts”) and Paulson & Co. Inc., on behalf of the several funds and accounts managed by it (“Paulson”), each of whom is a significant shareholder of Rohm and Haas (the “Investment Agreement”).

In connection with these agreements, the Company also entered into Letter Agreements with the Haas Family Trusts and Paulson (the “Letter Agreements”).   The material terms of these agreements and certain related documents are summarized below.  These summaries are qualified in their entirety by reference to the agreements and related documents themselves, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto.

Commitment to Close

Under the Commitment to Close, and in accordance with the terms of a Consent Order that the Court of Chancery of the State of Delaware signed and entered on March 9, 2009, the Company agreed to consummate  the Merger on or before 3:00 p.m. on April 1, 2009, conditioned only upon (a) the Haas Family Trusts and Paulson complying with their respective obligations under the Investment Agreement and (b) Rohm and Haas complying in all material respects with its covenants under the Merger Agreement to the extent that they remain applicable through April 1, 2009 (to the extent such covenants by their terms contemplate performance during that period).

Investment Agreement

Under the Investment Agreement, the Haas Family Trusts and Paulson agreed to purchase from the Company immediately after the consummation of the Merger (the “Closing”) 1,500,000 and 1,000,000 shares of the Company’s Cumulative Perpetual Preferred Stock, Series B (the “Perpetual Preferred Stock”), respectively, for aggregate prices of $1.5 billion and $1 billion, respectively.  Additionally, the Haas Family Trusts agreed to make an investment in an additional $500 million of the Company’s equity at the time of the Closing, unless the Company elects not to effect and close such investment.  The Company may make this election at any time up to two business days prior to the Closing.

The Investment Agreement includes certain representations, warranties, and covenants; and grants to the Haas Family Trusts and Paulson certain shelf, demand and piggyback registration rights in connection with the securities to be sold thereunder.  The obligations of the parties to consummate the purchase and sale of securities under the Investment Agreement are also subject to certain customary conditions, including that the Merger shall have been consummated in accordance with the terms of the Merger Agreement.

Additionally, under the Letter Agreements, the Company made certain commitments to the Haas Family Trusts and Paulson similar to those contained in the Commitment to Close.

Perpetual Preferred Stock

The terms of the Perpetual Preferred Stock are specified in a certificate of designations attached to the Investment Agreement (the “Perpetual Preferred Certificate”) and include the following:

•
the Company will pay cumulative dividends on the Perpetual Preferred Stock, quarterly in arrears, at a rate of 7% per annum in cash (“Cash Dividends”) and 8% per annum either (at the Company’s option) in cash or as an increase in the liquidation preference of the Perpetual Preferred Stock, plus 3% penalty dividends (payable as an increase in the liquidation preference of the Perpetual Preferred Stock) if any Cash Dividends are not timely declared and paid;

•
the Perpetual Preferred Stock will rank senior to the Company’s outstanding common stock and any other junior capital stock (collectively, the “Junior Stock”) with respect to the payment of dividends and distributions in liquidation; at any time when dividends on the Perpetual Preferred Stock have not been paid in full, the Company will not, and will cause its subsidiaries not to, declare or pay any dividend in excess of $0.01 per share on Junior Stock, make any distributions relating to Junior Stock, redeem, purchase, acquire or make a liquidation payment relating to Junior Stock, or make any guarantee payment with respect to Junior Stock, in each case subject to certain exceptions set out in the Perpetual Preferred Certificate;

•
the Perpetual Preferred Stock is redeemable (i) at the option of the holders upon a change of control of the Company or at any time after the 60th anniversary of issuance and (ii) at the option of the Company at any time after the 5th anniversary of issuance, in each case, on the terms and at the prices set out in the Perpetual Preferred Certificate (which provide that the Company will covenant for the benefit of certain of its existing debt holders that it will not redeem the Perpetual Preferred Stock at its option unless it has received proceeds from the sale of securities that have equal or greater equity-like characteristics during the 180 days prior to the date of redemption); and

•
the Perpetual Preferred Stock does not have voting rights except under certain circumstances as described in the Perpetual Preferred Certificate, including:  the right to vote (together with the holders of any other preferred stock of the Company with similar voting rights) to elect two directors of the board of directors of the Company in the event of certain dividend arrearages; the right to vote as a class with respect to the issuance of senior capital stock of the Company or certain adverse changes to the Company’s organizational documents; and as required by Delaware law.

Convertible Preferred Stock

The investment by the Haas Family Trusts in an additional $500 million of the Company’s equity, referred to above, would be in the form of Convertible Preferred Stock, Series C (the “Convertible Preferred Stock”), unless the Company elects not to effect and close such investment.  The terms of the Convertible Preferred Stock are specified in a certificate of designations attached to the Investment Agreement (the “Convertible Preferred Certificate”) and include the following:

•
prior to June 1, 2009, the Company will pay cumulative dividends on the Convertible Preferred Stock, quarterly in arrears, at a rate of 7% per annum in cash (“Cash Dividends”) and 8% per annum either (at the Company’s option) in cash or as an increase in the liquidation preference of the Convertible Preferred Stock, plus 3% penalty dividends (payable as an increase in the liquidation preference of the Convertible Preferred Stock) if any Cash Dividends are not timely declared and paid;

•
if the Company has an effective shelf registration statement relating to the common stock underlying the Convertible Preferred Stock prior to June 1, 2009, the Convertible Preferred Stock will automatically convert into such common stock at the time of such effectiveness, at a conversion price per share of common stock equal to 95% of the average of the volume weighted average prices per share of the Company’s common stock for each of the 10 full trading days immediately prior to the conversion date (the “Early Conversion Price”);

•
prior to June 1, 2009, if the Convertible Preferred Stock has not yet automatically converted because the Company does not have an effective shelf registration statement as described above, the Convertible Preferred Stock will be convertible into common stock of the Company at the option of the holders at any time following 10 full trading days after issuance, at the Early Conversion Price;

•
on and after June 1, 2009, if the Convertible Preferred Stock is still outstanding, the Company will pay cumulative dividends on the Convertible Preferred Stock, quarterly in arrears, at a rate of 12% per annum in cash, plus 3% penalty dividends (payable as an increase in the liquidation preference of the Convertible Preferred Stock) if any such dividends are not timely declared and paid;

•
on and after June 1, 2009, if the Convertible Preferred Stock is still outstanding, the Convertible Preferred Stock will become convertible into common stock of the Company at the option of the holders at a conversion price per share of common stock equal to 110% of the lowest one-day volume weighted average price per share of the Company’s common stock during the period beginning on the date of the Closing and ending on June 1, 2009;

•
the Convertible Preferred Stock will rank senior to the Company’s Junior Stock with respect to the payment of dividends and distributions in liquidation; at any time when dividends on the Convertible Preferred Stock have not been paid in full, the Company will not, and will cause its subsidiaries not to, declare or pay any dividend in excess of $0.01 per share on Junior Stock, make any distributions relating to Junior Stock, redeem, purchase, acquire or make a liquidation payment relating to Junior Stock, or make any guarantee payment with respect to Junior Stock, in each case subject to certain exceptions set out in the Convertible Preferred Certificate;

•
the Convertible Preferred Stock is redeemable (i) at the option of the holders upon a change of control of the Company or at any time after the 60th anniversary of issuance and (ii) at the option of the Company at any time after the 5th anniversary of issuance, in each case, on the terms and at the prices set out in the Convertible Preferred Certificate (which provide that the Company will covenant for the benefit of certain of its existing debt holders that it will not redeem the Convertible Preferred Stock at its option unless it has received proceeds from the sale of securities that have equal or greater equity-like characteristics during the 180 days prior to the date of redemption); and

•
the Convertible Preferred Stock does not have voting rights except under certain circumstances as described in the Convertible Preferred Certificate, including:  the right to vote (together with the holders of any other preferred stock of the Company with similar voting rights) to elect two directors of the board of directors of the Company in the event of certain dividend arrearages; the right to vote as a class with respect to the issuance of senior capital stock of the Company or certain adverse changes to the Company’s organizational documents; and as required by Delaware law.

Item 3.02	Unregistered Sales of Equity Securities

The information included in Item 1.01 above is incorporated by reference into this Item 3.02.

The issuance and sale of the Perpetual Preferred Stock and the Convertible Preferred Stock will be made pursuant to the exemption from registration provided by Regulation D under the Securities Act of 1933.  Each of the Haas Family Trusts and Paulson has represented in the Investment Agreement that it is an “accredited investor” pursuant to Rule 501 of Regulation D.

Item 3.03	Material Modification to Rights of Security Holders

The information included in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Commitment to Close, dated March 9, 2009, among The Dow Chemical Company, Ramses Acquisition Corp. and Rohm and Haas Company

10.2	Investment Agreement, dated March 9, 2009 among The Dow Chemical Company, Paulson & Co. Inc. and The Haas Family Trusts

10.3	Letter Agreement, dated March 9, 2009, among The Dow Chemical Company, Ramses Acquisition Corp. and the Haas Family Trusts

10.4	Letter Agreement, dated March 9, 2009, among The Dow Chemical Company, Ramses Acquisition Corp. and Paulson & Co. Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 12, 2009

The Dow Chemical Company

By:	/s/ William H. Weideman
	Name:	William H. Weideman
	Title:	Vice President and Controller